Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 23, 2007 accompanying the consolidated financial statements included in the Annual Report of VantageMed Corporation on Form 10-KSB for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Company’s previously filed Registration Statement on Form S-8 (File No. 333-43298).

/s/ FARBER HASS HURLEY & MCEWEN LLP (formerly Hurley & Company)
Granada Hills, California
April 2, 2007